EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-4412) of Paradigm Technology, Inc. of our report dated January 23, 1997, except as to the second paragraph of Note 14, which is as of February 21, 1997, appearing on page 39 of this Annual Report on Form 10-K/A Amendment No. 1.



PRICE WATERHOUSE LLP

San Jose, California
April 22, 1997


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